EX 99.1

ANTARES PHARMA REPORTS STRONG THIRD QUARTER 2020 FINANCIAL AND OPERATING RESULTS

Third Quarter 2020 Revenue Increases 17% Year-Over-Year to $40.0 Million

Third Quarter 2020 Net Income of $5.0 Million, or EPS of $0.03

EWING, NJ, November 5, 2020 – Antares Pharma, Inc. (NASDAQ: ATRS) (“the Company”), a pharmaceutical technology company, today reported financial and operating results for the third quarter ended September 30, 2020 with record revenue of $40.0 million and net income of $5.0 million, or earnings per share of $0.03. The Company also reported record nine-month year-to-date revenue of $105.5 million, a 23% increase versus the first nine months of 2019.

“We are excited to report another quarter of strong financial results that illustrate the significant growth across our diversified business of both proprietary and partner revenue. Our total revenue increased almost 17% year-over-year to $40.0 million, primarily driven by strong demand for XYOSTED and Teva’s generic Epipen. XYOSTED continues to represent our biggest growth driver, with 129% quarterly growth and 237% year-to-date growth in total prescriptions compared to the same periods in 2019. We believe the ongoing challenges for patients and physicians due to the pandemic will further support the increased demand for an easy-to-use, painless at-home testosterone replacement therapy. While we also remain committed to the development of our internal pipeline focused on urology and endocrinology, we are excited about the recent U.S. licensing of NOCDURNA which immediately expands our proprietary portfolio offering and leverages our existing salesforce given the significant overlap in urology call points,” said Robert F. Apple, President and Chief Executive Officer of Antares Pharma.

“Furthermore, we have a development pipeline with our partners that we believe are underappreciated opportunities. As generic teriparatide is launched in 11 European countries, Canada and Israel by Teva, we remain eager for the potential U.S approval. We also look forward to Idorsia initiating their Phase 3 trial for the selatogrel pen and being able to provide a timeline for the Pfizer program as we look ahead. Overall, we believe our diversified business will continue to advance and support our future aggressive growth,” Mr. Apple concluded.

Third Quarter 2020 and Recent Highlights

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Reported third quarter 2020 total revenue of $40.0 million, an increase of 17% compared to $34.3 million in the same period last year.  Proprietary product revenue increased 38% to $15.8 million compared to $11.5 million in the third quarter of 2019. Total partnered product, development and royalty revenue was $24.2 million for the third quarter 2020 compared to $22.8 million in the third quarter 2019, representing an increase of 6%.

•	Reported third quarter 2020 net income of $5.0 million, or earnings per share of $0.03 compared to net income of $1.0 million, or earnings per share of $0.01 in the comparable period last year.

•	XYOSTED® total prescriptions in the third quarter 2020 increased 15% sequentially and 129% year-over-year, according to IQVIA.

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Entered into an exclusive license agreement with Ferring Pharmaceuticals for the marketed urology product NOCDURNA® (desmopressin acetate), which is indicated for the treatment of nocturia due to nocturnal polyuria in adults who awaken at least two times per night to urinate, in the United States.

Third Quarter 2020 Financial Results

Total revenue generated from product sales, license and development activities and royalties was $40.0 million for the three months ended September 30, 2020, a 17% increase compared to $34.3 million in the same period in 2019.  For the nine months ended September 30, 2020, total revenue was $105.5 million, a 23% increase from $86.0 million for the comparable period in 2019.

Product sales were $28.9 million for the three months ended September 30, 2020, a 17% increase compared to $24.7 million for the same period in 2019.  For the nine-month period ended September 30, 2020, product sales were $80.7 million, a 27% increase from $63.6 million in the comparable period in 2019.

Sales of our proprietary products XYOSTED® and OTREXUP® generated revenue of $15.8 million and $43.2 million for the three and nine months ended September 30, 2020, respectively, as compared to $11.5 million and $25.2 million for the three and nine months ended September 30, 2019, respectively. The 38% and 71% increase in proprietary product sales for the three and nine months ended September 30, 2020 respectively, compared to the three and nine months ended September 30, 2019 were principally attributable to continued growth in prescriptions and sales of XYOSTED®.

Partnered product sales were $13.2 million for both the three months ended September 30, 2020 and 2019, and $37.5 million and $38.4 million for the nine months ended September 30, 2020 and 2019, respectively. The net decrease in sales of partnered products for the nine months ended September 30, 2020 as compared to the same period in 2019 is attributable to decreased sales of needle-free devices to Ferring, a decrease in sales of Makena® auto injectors to AMAG and a reduction in pre-launch quantities of generic teriparatide devices sold to Teva in previous periods.  These decreases were offset by an increase in sales to Teva of their generic EpiPen auto-injectors.

Licensing and development revenue was $4.3 million and $8.8 million for the three and nine-month periods ended September 30, 2020, respectively, as compared to $1.2 million and $4.4 million for the comparable periods in 2019, respectively. The increase in licensing and development revenue for the nine months ended September 30, 2020 was primarily from the Pfizer rescue pen and the Idorsia selatogrel pen development programs.

Royalty revenue was $6.7 million for the three months ended September 30, 2020 compared to $8.4 million for the same period in 2019.  For the nine-month period ended September 30, 2020, royalty revenue was $16.0 million, as compared to $18.1 million for the same period in 2019.  The net decrease in royalty revenue was primarily attributable to a decline in royalties recognized from AMAG on their net sales of the Makena® subcutaneous auto injectors offset by an increase in royalties from Teva on their net sales of Epinephrine Injection USP.

Gross profit was $23.5 million and $21.2 million for the three months ended September 30, 2020 and 2019, respectively, and $61.4 million and $49.6 million for the nine months ended September 30, 2020 and 2019, respectively. The increase in gross profit was primarily attributable to the increase in proprietary product sales.

Total operating expenses were $17.6 million for the third quarter of 2020 compared to $19.2 million in the comparable period of 2019.  Total operating expenses for the nine months ended September 30, 2020 were $53.9 million as compared to $54.2 million for the comparable period in 2019.  The

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decrease in operating expenses for the three and nine-month periods of 2020 as compared to the same periods in 2019 was primarily attributable to a reduction in sales and marketing costs incurred as a result of the various stay-at-home orders and travel restrictions related to COVID-19.

Net income was $5.0 million, or $0.03 per share for the third quarter of 2020, compared to $1.0 million, or $0.01 per share in the same period in 2019. Net income was $4.8 million, or $0.03 per share for the nine months ended September 30, 2020 compared to a net loss of $6.7 million, or $0.04 loss per share in the comparable period of 2019.

As of September 30, 2020, cash, cash equivalents and short-term investments were $52.2 million compared to $45.7 million as of December 31, 2019. Cash generated from operations was $14.2 million for the nine months ended September 30, 2020, compared to cash used in operations of $9.5 million for the nine months ended September 30, 2019.

Full-Year 2020 Financial Guidance

The Company today reaffirmed full-year 2020 revenue guidance in the range of $135 to $155 million, which represents a 9% to 25% year-over-year growth rate.

Webcast and Conference Call Information

The Antares management team will provide a Company update and review third quarter 2020 financial results via conference call and webcast today, November 5, 2020, at 8:30am ET (Eastern Time). The webcast of the conference call will include a slide presentation, which can be accessed in the investor relations section of the Company’s website (www.antarespharma.com) under “Webcasts & Presentations”.  Alternatively, callers may participate in the audio portion of the conference call by dialing (888) 204-4368 for domestic callers and (323) 994-2093 for international callers.  Callers should reference the Antares Pharma conference call or conference ID number 6925216.

About Antares Pharma

Antares Pharma, Inc. is a pharmaceutical technology company focused primarily on the development and commercialization of self-administered injectable pharmaceutical products using advanced drug delivery auto injector technology.  The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals, Inc. (AMAG), Pfizer Inc. (Pfizer) and Idorsia Pharmaceuticals Ltd. (Idorsia).  Antares Pharma’s FDA-approved products include XYOSTED® (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva. The Company also markets NOCDURNA® (desmopressin acetate) in the U.S., which was licensed from Ferring Pharmaceuticals.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the Company’s ability to achieve the reinstated 2020 full-year revenue guidance; the uncertainty regarding the duration, scope and severity of the COVID-19 pandemic and the mitigation measures and other restrictions implemented in response to the same and the impact on demand for our products, new patients and prescriptions, future revenue, product supply, and our overall business, operating results and financial condition; successful commercialization of NOCDURNA® in the United States and market acceptance and future revenue from the same: commercial success of XYOSTED® and future revenue from the same;

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market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; whether the FDA will withdraw marketing approval for AMAG’s Makena® subcutaneous auto injector following the recent FDA letter seeking withdrawal, whether AMAG will be granted an appeal hearing and if granted, whether AMAG will be successful and future prescriptions, market acceptance and revenue from the same; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; future prescriptions and sales of OTREXUP®; Teva’s ability to successfully commercialize generic teriparatide in 11 countries in Europe, Canada and Israel and future revenue from the same, successful development including the timing and results of the clinical bridging and Phase 3 clinical trial of the drug device combination product for Selatogrel with Idorsia Pharmaceuticals and FDA and global regulatory approvals and future revenue from the same; FDA approval of Teva’s pending ANDA for generic Forteo and future revenue from the same; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including Pfizer’s undisclosed development product;  actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to meet loan extension and interest only payment milestones and the ability to repay the debt obligation to Hercules Capital;  the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Tram Bui

Vice President, Corporate Communications and Investor Relations

609-359-3016

tbui@antarespharma.com

TABLES TO FOLLOW

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ANTARES PHARMA, INC.

Table 1 - CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Increase	September 30,		Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Revenue:
Product sales	$28,947	$24,687	17%	$80,709	$63,607	27%
Licensing and development revenue	4,321	1,211	257%	8,763	4,365	101%
Royalties	6,735	8,408	(20)%	15,994	18,053	(11)%
Total revenue	40,003	34,306	17%	105,466	86,025	23%
Cost of Revenue	16,517	13,062	26%	44,041	36,449	21%
Gross profit	23,486	21,244	11%	61,425	49,576	24%
Research and development	2,405	2,863	(16)%	7,803	7,744	1%
Selling, general and administrative	15,231	16,385	(7)%	46,101	46,407	(1)%
Total operating expenses	17,636	19,248	(8)%	53,904	54,151	0%
Operating income (loss)	5,850	1,996	193%	7,521	(4,575)	**
Other expense	(854)	(953)	(10)%	(2,706)	(2,147)	26%
Net income (loss)	$4,996	$1,043	379%	$4,815	$(6,722)	**
Net income (loss) per common share, basic and diluted	$0.03	$0.01		$0.03	$(0.04)
Weighted average common shares outstanding:
Basic	166,375	163,119		165,838	162,109
Diluted	169,655	168,503		169,759	162,109

ANTARES PHARMA, INC.

Table 2 – CONSOLIDATED DETAIL OF REVENUE FROM PRODUCT SALES

(amounts in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Product sales:
XYOSTED®	$12,245	$7,020	$32,150	$12,346
OTREXUP®	3,520	4,438	11,027	12,867
Partnered product sales	13,182	13,229	37,532	38,394
Total product sales	$28,947	$24,687	$80,709	$63,607

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ANTARES PHARMA, INC.

Table 3 – CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	September 30,	December 31,
	2020	2019
Assets
Cash, cash equivalents and investments	$52,169	$45,721
Accounts receivable	42,507	35,074
Inventories	19,809	16,000
Contract assets	8,784	8,235
Property and equipment, net	22,547	15,961
Other assets	9,758	11,760
Total Assets	$155,574	$132,751

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$40,862	$30,677
Deferred revenue	3,277	1,738
Long-term debt and other liabilities	46,194	45,836
Stockholders’ equity	65,241	54,500
Total Liabilities and Stockholders’ Equity	$155,574	$132,751

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